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                                                                    EXHIBIT 99.1




QUALMARK CORPORATION APPOINTS JOSEPH A. RUTH


AS VICE PRESIDENT OF SALES AND MARKETING


DENVER -- QualMark Corporation (Nasdaq: QMRK), a leading provider of accelerated product test systems that allow electronics manufacturers to rapidly and comprehensively expose design and production process flaws, today announced the appointment of Joseph A. Ruth as Vice President of Sales and Marketing.

Mr. Ruth brings 20 years of senior management experience within the electronic and mechanical industrial markets. Most recently he was the manufacturer's representative for QualMark, covering the Southeastern United States. From 1996 to 2000, Mr. Ruth served as President of a $20 million international electro-mechanical company that has operations in the U.S., Mexico, Asia and Europe. From 1991 to 1996, he was a Division President for a Siemens business unit, where he was responsible for sales and marketing for the Americas. Mr. Ruth was also responsible for successfully negotiating and managing a joint venture in China. From 1983 to 1991, he was Global Product Manager for a division of N.V. Philips. Mr. Ruth was responsible for international sales and marketing for products including industrial instrumentation and sensing and monitoring control components. From 1979 to 1983, he served as Director of Planning and Development for a division of a Fortune 250 conglomerate involved with industrial building materials.

"I am excited about strengthening QualMark's reputation as a major worldwide player in the reliability testing industry by continuing to develop superior products and deliver exceptional customer service," said Mr. Ruth.

Mr. Ruth has a bachelor's degree in business management from Northern Illinois University and has been a member of the Board of Management Schrack Components AG Austria. He was also a member of the Electronics Industry Association (EIA) and the President of the National Association of Relay Manufacturers (NARM).




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ABOUT QUALMARK

QualMark Corporation, based in Denver, Colorado, develops, manufactures and markets accelerated life testing systems that provide manufacturers with the necessary information to improve product reliability by rapidly exposing design and manufacturing-related flaws. The Company has installed more than 386 of its proprietary testing systems in 18 countries and operates six of its own testing and consulting ("ARTC") facilities in Denver, Santa Clara, Calif., Farmington Hills, Mich., Hopkinton, Mass., Huntington Beach, Calif., and Winter Park, Fla. QualMark has also formed a domestic ARTC alliance in Austin, Texas, and international ARTC alliances in the United Kingdom, Ireland, Germany, the Netherlands, Italy, France and Sweden. The Company also offers engineering services and products that complement the core technologies of QualMark and other test equipment providers.

         Some statements contained herein are forward-looking statements. The Company's actual results may vary materially from the forward-looking statements made above due to important factors including, but not limited to, variability of order flow, future economic conditions, competitive products and pricing, new product development, the delivery of product under existing contracts and other factors. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements made above is contained in the following documents on file with the U.S. Securities and Exchange Commission: the Company's Registration Statement on Form SB-3, filed August 25, 1997; its Form 10-KSB for the year ended December 31, 1999; and Quarterly Reports for 2000 and 2001 on Form 10-QSB.


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                                    CONTACTS:

QualMark Corporation                        Pfeiffer High Public Relations, Inc.
Charles D. Johnston, President and CEO               Jay Pfeiffer or KC Ingraham
303-254-8800                                                        303-393-7044
www.qualmark.com                                      email: kc@pfeifferhigh.com

                  www.pfeifferhigh.com




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